
[Execution Copy]
















                        CREDIT AGREEMENT
                    DATED AS OF JUNE 30, 1997
                          BY AND AMONG
                          AIRGAS, INC.,
                        AS THE BORROWER,
                    THE LENDERS NAMED HEREIN
                               AND
                       NATIONSBANK, N.A.,
                            AS AGENT


                        Table of Contents

                                                           Page
SECTION 1  DEFINITIONS                                      1
  1.1 Definitions.                                          1
  1.2 Incorporated Definitions.                             5
  1.3 Accounting Terms.                                     6

SECTION 2  LOANS
  2.1 Loans.                                                6
  2.2 Borrowing Procedures.                                 6
      (a) Minimum Amounts.                                  6
      (b) Types of Loans.                                   6
      (c) Notice of Borrowing.                              7
      (d) Limitation on Numbers of Eurodollar Loans.        7
  2.3 Notes.                                                8
  2.4 Interest.                                             8

SECTION 3  ADDITIONAL PROVISIONS REGARDING LOANS            9
  3.1 Default Rate.                                         9
  3.2 Extension and Conversion.                             9
  3.3 Prepayments.                                          10
  3.4 Termination and Reduction of Commitments.             10
  3.5 Fees.                                                 10
  3.6 Capital Adequacy.                                     11
  3.7 Inability To Determine Interest Rate.                 11
  3.8 Illegality.                                           11
  3.9 Requirements of Law.                                  12
  3.10 Taxes.                                               13
  3.11 Indemnity.                                           15
  3.12 Pro Rata Treatment.                                  15
  3.13 Sharing of Payments.                                 16
  3.14 Payments, Computations, Etc.                         16

SECTION 4  CONDITIONS PRECEDENT AS OF CLOSING DATE          18
  4.1 Closing Conditions.                                   18

SECTION 5  CONDITIONS OF LENDING                            19
  5.1 Conditions of Lending.                                19
  5.2 Commitment Limitation; Reaffirmation.                 19

SECTION 6  REPRESENTATIONS AND WARRANTIES                   19
  6.1 Financial Condition.                                  19
  6.2 No Change.                                            20
  6.3 Organization; Existence; Compliance with Law.         20
  6.4 Power; Authorization; Enforceable Obligations.        21
  6.5 No Legal Bar.                                         21
  6.6 Governmental Regulations, Etc.                        21
  6.7 Subsidiaries.                                         22
  6.8 Purpose of Loans.                                     22
  6.9 Incorporated Representations and Warranties.          23


SECTION 7  COVENANTS                                        23
  7.1 Information Covenants.                                23
  7.2 Use of Proceeds.                                      23
  7.3 Incorporated Covenants.                               23

SECTION 8  EVENTS OF DEFAULT AND ACCELERATION               24
  8.1 Events of Default; Acceleration.                      24
  8.2 Acceleration; Remedies.                               26


SECTION 9  THE AGENT                                        27
  9.1 Appointment.                                          27
  9.2 Delegation of Duties.                                 27
  9.3 Exculpatory Provisions.                               28
  9.4 Reliance on Communications.                           28
  9.5 Notice of Default.                                    29
  9.6 Non-Reliance on Agent and Other Lenders.              29
  9.7 Indemnification.                                      29
  9.8 Agent in its Individual Capacity.                     30
  9.9 Successor Agent.                                      30

SECTION 10  MISCELLANEOUS                                   31
  10.1 Notices.                                             31
  10.2 Right of Set-Off.                                    32
  10.3 Benefit of Agreement.                                32
  10.4 No Waiver; Remedies Cumulative.                      34
  10.5 Payment of Expenses, Etc.                            34
  10.6 Amendments, Waivers and Consents.                    35
  10.7 Counterparts.                                        36
  10.8 Headings.                                            36
  10.9 Survival.                                            36
  10.10 Governing Law; Submission to Jurisdiction; Venue.   36
  10.11 Severability.                                       37
  10.12 Entirety.
  10.13 Binding Effect; Termination of Existing Credit Agreement;
         Termination of This Credit Agreement.              37
  10.14 Confidentiality.                                    38
  10.15 Conflict.                                           38
  10.16 Obligations Senior to Subordinated Debt.            38



SCHEDULES

Schedule 1.1A       Lender Commitments
Schedule 2.3        Form of Note
Schedule 4.1(d)     Form of Opinion of McCausland, Keen & Buckman
Schedule 6.7        Subsidiaries
Schedule 10.3(b)    Form of Assignment and Acceptance



                        CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of June 30, 1997 (the "Credit Agreement"), is made by and among

     AIRGAS, INC., a Delaware corporation (the "Borrower"); and

     NATIONSBANK, N.A. ("NationsBank"- hereinafter, NationsBank in its individual capacity together with its successors and assigns, may be referred individually as a "Lender " and collectively as the "Lender s"); and

     NATIONSBANK, N.A., as agent for the Lenders (the "Agent").


RECITALS:

     A. The Borrower has requested that the Lenders provide the Borrower with a $125,000,000 credit facility.

     B. The Lenders have agreed to provide the requested credit facility to the Borrower on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the Borrower, the Agent and the Lenders agree as follows:


SECTION 1

DEFINITIONS

     1.1  Definitions.

     For the purposes hereof:

     "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

     "Applicable Margin" means, with respect to any Eurodollar Loan, (i) for each day of the Interest Period for such Eurodollar Loan occurring during the period from and including the Closing Date through and including October 30, 1997, 45 basis points, and (ii) for each day of the Interest Period for such Eurodollar Loan occurring on and after November 1, 1997, 70 basis points.

     "Base Rate" means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

     "Borrower's Obligations" means, without duplication, all of the obligations of the Borrower to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents.





     "Business Day" means any day not a Saturday, Sunday or legal holiday on which each of the Lenders is open for business; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

     "Closing Date" means the date hereof.

     "Commitment", for each Lender, means the commitment of such Lender to make Loans in a maximum principal amount equal to the amount set forth beside the name of such Lender on Schedule 1.1A hereto, as the same may be reduced from time to time in accordance with the terms of Section 3.4 hereof.

     "Commitment Fee" has the meaning assigned to such term in Section 3.5 hereof.

     "Eurodollar Loan" means a Loan bearing interest based on the Eurodollar
Rate.

     "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

     "Event of Default" has the meaning given to said term in Section 8.1 hereof.

     "Existing Credit Agreement" means that certain Eighth Amended and Restated Credit Agreement dated as of September 27, 1996, as amended as of the date hereof, by and among the Borrower, the lenders parties thereto and NationsBank, as agent for such lenders.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.


     "Fees" means all fees payable pursuant to Section 3.5.

     "Incorporated Covenants" has the meaning assigned to such term in Section
7.2 hereof.

     "Incorporated Definitions" has the meaning assigned to such term in
Section 1.2 hereof.

     "Incorporated Events of Default" has the meaning assigned to such term in 8.1(e) hereof.

     "Incorporated Representations" has the meaning assigned to such term in
Section 6.9 hereof.

     "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Interest Payment Date" means, (i) as to any Eurodollar Loan having an Interest Period of one (1) week, the last day of March, June, September and December in each year, (ii) as to any Eurodollar Loan having an Interest Period of 1, 2 or 3 months, the last day of such Interest Period, (iii) as to any Eurodollar Loan having an Interest Period longer than 3 months, the last day of June, September, December and March in each year and the last day of such Interest Period, and (iv) as to any Base Rate Loan, the last day of March, June, September and December in each year. If any Interest Payment Date falls on a day which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day (unless the same would fall in a succeeding month, in which case such Interest Payment Date shall be deemed to be the first preceding Business Day).

     "Interest Period" means, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (i) prior to November 1, 1997, the Borrower may elect Interest Periods of one (1) week, (ii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (iii) no Interest Period shall end later than the Termination Date.

     "Loan" means a loan made pursuant to Sections 2.1 and 2.2 hereof.

     "Loan Documents" means this Credit Agreement and the Notes.





     "Note" or "Notes" means a promissory note or promissory notes, as the case may be, of the Borrower, executed and delivered as provided in Section
2.3 hereof.

     "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Loans as provided in Section 3.13.

     "Permitted Liens" means:

          (i)  Liens in favor of the Agent on behalf of the Lenders;

     (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

     (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

     (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

     (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

     (vii) Liens on Property securing Indebtedness to the extent permitted under Section 7.1 of the Incorporated Covenants;

     (viii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

     (ix) the National Welders Liens; and

     (x)  Liens set forth on Schedule 1.1D to the Existing Credit Agreement.

     "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.


     "Required Lenders" means, at any time, (i) the holders of at least 51% of the aggregate unpaid principal amount of the Notes at such time, or (ii) if no amounts are outstanding under any of the Notes, Lenders having at least 51% of the aggregate amount of the Commitments at such time.

     "Termination Date" means November 1, 1998.

     "Unutilized Commitments" means, at any time, the excess of (i) the aggregate Commitments at such time over (ii) the aggregate outstanding principal balance of the Loans at such time.

     1.2  Incorporated Definitions.

     Except as otherwise provided below in this Section 1.2, all capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement as in effect as of the date hereof (the "Incorporated Definitions") and shall be as binding on the Borrower as if set forth fully herein. The incorporation by reference to the Existing Credit Agreement of the Incorporated Definitions pursuant to this
Section 1.2 shall survive the termination of the Existing Credit Agreement. For purposes of the incorporation of the Incorporated Definitions pursuant to this Section 1.2, all references in the Incorporated Definitions to the "Closing Date" shall be deemed to refer to the Closing Date as such term is defined in the Existing Credit Agreement, all references in the Incorporated Definitions to the "Agent" shall be deemed to refer to the Agent hereunder, all references in the Incorporated Definitions to a "Lender" or the "Lender s" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Definitions to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Definitions to the "Credit Agreement," or any similar references, shall be deemed to refer to this Credit Agreement, all references in the Incorporated Definitions to a "Note" or the "Notes" shall be deemed to refer to one or more of the Notes issued pursuant to Section 2.3 hereof and all references in the Incorporated Definitions to a "Loan Document" or the "Loan Documents," or any similar references, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.1 hereof.

     1.3  Accounting Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.


SECTION 2

LOANS

     2.1  Loans.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Loans to the Borrower, at any time or from time to time on or after the date hereof and until the Termination Date, in an aggregate principal amount at any time outstanding not exceeding the amount of its then applicable Commitment; provided that, at no time shall the aggregate principal balance of all outstanding Loans made by all of the Lenders exceed the aggregate Commitments of all of the Lenders. The Borrower may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.


     2.2  Borrowing Procedures.

          (a)  Minimum Amounts.

          The Loans made by the Lenders on any one date shall be in a minimum aggregate principal amount of $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof. Loans shall be made ratably from the Lenders in accordance with their respective Commitments; provided, however, that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Loan by each Lender shall be made against delivery to such Lender of an appropriate Note, payable to the order of such Lender, as referred to in Section 2.3 hereof. In the event any Lender shall fail to make a Loan to the Borrower in accordance with the terms hereof, any other Lender may, but shall not be obligated to, make such Loan to the Borrower.

          (b)  Types of Loans.

          Each Loan shall be either a Eurodollar Loan or a Base Rate Loan (or a combination thereof) as the Borrower may request subject to and in accordance with this Section. Subject to other provisions of this Section and the provisions of Section 3.2 hereof, Loans of more than one type may be outstanding at the same time.

          (c)  Notice of Borrowing.

          The Borrower shall give the Agent prior written, telefax or telephonic notice, no later than the Business Day of the proposed borrowing in the case of a Base Rate Loan, and no later than three Business Days prior to the Business Day of the proposed borrowing in the case of a Eurodollar Loan, of each borrowing under Section 2.1 hereof. In each case, such notice shall be irrevocable and shall specify the aggregate amount of the proposed borrowing and the date thereof (which shall be a Business Day). Such notice, to be effective, must be received by the Agent not later than 10:00 a.m. (or 1:00 p.m. with respect to a Eurodollar Loan), Charlotte, North Carolina time, on the Business Day specified for a borrowing consisting of a Base Rate Loan and on the third Business Day prior to the date specified for a borrowing consisting of a Eurodollar Loan. Such notice shall specify whether the Loan then being requested is to be (or what portion or portions thereof are to be) a Base Rate Loan or a Eurodollar Loan and, if such Loan or any portion or portions thereof is to be a Eurodollar Loan, the Interest Period with respect thereto. If no election is specified in such notice, such Loan (or the portion thereof as to which no election is specified) shall be a Base Rate Loan. The Agent shall promptly on the same day provide the Lenders notice that it has received notice from the Borrower pursuant to this paragraph. On the borrowing date specified in such notice, each Lender shall make its ratable share of the borrowing available to the Borrower at Account No. 001-641-844 maintained at the offices of NationsBank, no later than 5:00 p.m., Charlotte, North Carolina time, in Federal or other immediately available funds.

          (d)  Limitation on Numbers of Eurodollar Loans.

          Notwithstanding any provision to the contrary in this Credit Agreement, the Borrower shall not in any notice of borrowing under this
Section 2.2 request any Eurodollar Loan which, if made, would result in an aggregate of more than nine (9) separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, (i) Eurodollar Loans made ratably by the Lenders pursuant to a discrete borrowing, conversion or continuation request shall be considered a single Loan and (ii) Eurodollar Loans having different Interest Periods, regardless of whether they

commence or expire on the same date, shall be considered separate Loans. The Borrower may continue any Eurodollar Loan, or convert all or any part of any Base Rate Loans or Eurodollar Loans into Loans of another type, in accordance with Section 3.2 hereof and subject to the limitations set forth therein.

     2.3  Notes.

     The Loans by each Lender shall be evidenced by a Note duly executed on behalf of the Borrower, dated the date hereof, in substantially the form of
Schedule 2.3 attached hereto, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender. Each Note shall bear interest from its date on the outstanding principal balance thereof as set forth in Section 2.4 hereof. The aggregate unpaid principal amount of the Loans of each Lender at any time shall be the principal amount owing on the Note of such Lender at such time. The principal amount of each Loan, as evidenced by a Note, shall be due and payable on the Termination Date. All accrued and unpaid interest on the outstanding principal balance of each Note shall be payable as provided in Section 2.4 and Section 3.1 hereof; provided that, if any such day is not a Business Day, such interest shall be payable on the next succeeding Business Day (unless, in case of a Eurodollar Loan, the same would fall in a succeeding month, in which case such principal shall be payable on the first preceding Business Day). All payments under the Notes shall be made in accordance with Section 3.14 hereof.

     2.4  Interest.

          (a) Subject to the provisions of Section 3.1 hereof, each Base Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365) equal to the Base Rate. Interest shall be payable on each Base Rate Loan quarterly on each Interest Payment Date, commencing with the first of such dates to occur after the date of such Base Rate Loan, and on the Termination Date or the date of conversion of such Base Rate Loan to a Eurodollar Loan.

          (b) Subject to the provisions of Section 3.1 hereof, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Eurodollar Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, and on the Termination Date, the date of conversion of such Eurodollar Loan to a Base Rate Loan or the date of continuation of such Eurodollar Loan for a subsequent Interest Period. The Agent shall determine the applicable Eurodollar Rate for each Interest Period at 11:00 a.m., London time, or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrower and the Lenders of the Eurodollar Rate so determined. Such determination shall be conclusive absent manifest error.

SECTION 3

ADDITIONAL PROVISIONS REGARDING LOANS

     3.1  Default Rate.

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).


     3.2  Extension and Conversion.

     Subject to the terms of Section 5.1, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.2(a), (iv) no more than 11 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c) and
(d) of Section 5.1. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3  Prepayments.

     The Borrower shall have the right to prepay Loans in whole or in part from time to time, subject to Section 3.11, but otherwise without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and specifying the applicable Loans to be prepaid; (ii) any prepayment of Eurodollar Loans will be subject to Section 3.11; (iii) unless the Borrower shall specify otherwise, amounts prepaid shall be applied first to Base Rate Loans, if any, and then to Eurodollar Loans in direct order of Interest Period maturities; and (iv) each such partial prepayment of Loans shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Subject to the foregoing terms, amounts prepaid under this Section 3.3 shall be applied as the Borrower may elect.







     3.4  Termination and Reduction of Commitments.

     The Borrower may from time to time permanently reduce or terminate the Commitments in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable aggregate Commitments)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Loans to exceed the aggregate Commitments of all of the Lenders unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Commitments shall automatically terminate on the Termination Date. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of
Section 3.5, on the date of each termination or reduction of the aggregate Commitments, the Commitment Fee accrued through the date of such termination or reduction on the amount of the Commitments so terminated or reduced.


     3.5  Fees.

     The Borrower agrees to pay in immediately available funds to the Agent (without offset or counterclaim), for the account of the Lenders, in consideration of the Commitments hereunder, on the last day of each June, September, December and March, commencing with the first such date after the date hereof, and on the date of any reduction or termination of the Commitments of the Lenders hereunder, a commitment fee (hereinafter called for the purpose of this Section 3.5 the "Commitment Fee") of 3/16 of 1% per annum (computed on the basis of the actual number of days elapsed in a year of 365 days) on the average daily Unutilized Commitments during the preceding period or quarter. The Commitment Fee shall commence to accrue as of the date hereof and shall cease to accrue on the earlier of the Termination Date or the date of termination of the Commitments of the Lenders hereunder.

     3.6  Capital Adequacy.

     If any Lender has determined, after the date hereof, that the adoption of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Within a reasonable time after making a request for such additional amount hereunder, such Lender will furnish to the Borrower a statement certifying the amount of such reduction and describing the event giving rise to such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.






     3.7  Inability To Determine Interest Rate.

     If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.8  Illegality.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement,
(a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

     3.9  Requirements of Law.

     If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

     (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof)); or

     (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or


other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11; provided further, however, that if the result of any the foregoing shall be to decrease the cost to any Lender of making or maintaining any Eurodollar Loan by a material amount, then such Lender will credit to the Borrower an amount equal to such decreased costs.
If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. Each Lender agrees that it will promptly refund any amounts received by it pursuant to this Section 3.9 that were erroneously billed to the Borrower, together with interest thereon at the Federal Funds Rate. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.10 Taxes.

     (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A)


the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. Each Lender agrees that it will promptly refund any amounts received by it pursuant to this Section 3.9 that were erroneously billed to the Borrower, together with interest thereon at the Federal Funds Rate. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (X)(i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

     (ii) deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

     (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

          (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code,
(ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of
Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any


extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 10.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     3.11 Indemnity.

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's breach of its obligations hereunder, gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.12 Pro Rata Treatment.

     Except to the extent otherwise provided herein:

          (a) Loans. Each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Commitment Fees, each reduction of the Commitments and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.


          (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a Loan borrowing that such Lender will not make the amount that would constitute its ratable share of such Loan borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     3.13 Sharing of Payments.

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

     3.14 Payments, Computations, Etc.

     (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Section 10.1 not later than 2:00 P.M.


(Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 NOON (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Borrower's Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

          SECOND, to payment of any fees owed to the Agent;

          THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Borrower's Obligations owing to such Lender;

          FOURTH, to the payment of all of the Borrower's Obligations consisting of accrued fees and interest;

          FIFTH, to the payment of the outstanding principal amount of the Borrower's Obligations;

          SIXTH, to all other Borrower's Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

          SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next


succeeding category and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and Participation Interests held by such Lender bears to the aggregate then outstanding Loans and Participation Interests) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.


SECTION 4

CONDITIONS PRECEDENT AS OF CLOSING DATE

     4.1  Closing Conditions.

     The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

          (a) The Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

          (b) The Agent shall have received an appropriate original Note for each Lender, executed by the Borrower;

          (c) The Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Borrower, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

          (d) The Agent shall have received a legal opinion of McCausland, Keen & Buckman, counsel for the Borrower, dated as of the Closing Date and substantially in the form of Schedule 4.1(d); and

          (e) The Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date.


SECTION 5

CONDITIONS OF LENDING

     5.1  Conditions of Lending.

     The obligations of the Lenders to make any Loans are subject to the satisfaction of the conditions precedent set forth in Section 4 hereof on the Closing Date and to the satisfaction of the following further conditions:

          (a) proper notice of such Loan shall have been given in accordance with Section 2.2(c) hereof;

          (b)  the representations and warranties of the Borrower set forth in
Section 6 hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;





          (c) at the time of and immediately after giving effect to each such Loan, no Event of Default, or any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing; and

          (d) at the time of and immediately after giving effect to such Loan, the aggregate principal balance of all outstanding Loans made by all of the Lenders shall not exceed the aggregate Commitments of all of the Lenders.

     5.2  Commitment Limitation; Reaffirmation.

     Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the matters specified in Sections 5.1(b), (c) and (d) hereof.

SECTION 6

REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents to the Agent and each Lender that:

     6.1  Financial Condition.

     (a) The audited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries, and the related consolidated and consolidating statements of earnings and statements of cash flows, as of March 31, 1997 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by KPMG Peat Marwick, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of the Borrower and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after March 31, 1997 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods. During the period from March 31, 1997 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

     (b) The projections of profit and loss statements, balance sheets and cash flow reports for the Borrower and its consolidated Subsidiaries on a consolidated basis for fiscal year 1998, copies of which have heretofore been furnished to each Lender, are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.



     6.2  No Change.

     Since March 31, 1997, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect.

     6.3  Organization; Existence; Compliance with Law.

     Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law.

     6.4  Power; Authorization; Enforceable Obligations.

     The Borrower has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents and to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party. This Credit Agreement has been, and each other Credit Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower. This Credit Agreement constitutes, and each other Credit Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5  No Legal Bar.

     The execution, delivery and performance of the Credit Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of the Borrower's articles of incorporation or by-laws.







     6.6  Governmental Regulations, Etc.

     (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

     (b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (c) No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     (d) Each of the Borrower and its Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

     (e) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

     (f) Each of the Borrower and its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.7  Subsidiaries.

     Schedule 6.7 sets forth all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.


     6.8  Purpose of Loans.

     The proceeds of the Loans hereunder shall be used solely by the Borrower
(i) to finance the acquisition of new Subsidiaries, (ii) to finance loans, advances and other investments by the Borrower and its Subsidiaries to the extent permitted under this Credit Agreement and (iii) for the working capital, capital expenditure and other general corporate purposes of the Borrower and its Subsidiaries.

     6.9  Incorporated Representations and Warranties.

     The Borrower hereby agrees that the representations and warranties contained in Section 5 (other than any of the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.13, 5.14 and 5.15) of the
Existing Credit Agreement as in effect as of the date hereof (the "Incorporated Representations") are hereby incorporated by reference and shall be as binding on the Borrower as if set forth fully herein. The incorporation by reference to the Existing Credit Agreement of the Incorporated Representations pursuant to this Section 6.9 shall survive the termination of the Existing Credit Agreement. For purposes of the incorporation of the Incorporated Representations pursuant to this Section 6.9, all references in the Incorporated Representations to the "Closing Date" shall be deemed to refer to the Closing Date as such term is defined in the Existing Credit Agreement, all references in the Incorporated Representations to the "Agent" shall be deemed to refer to the Agent hereunder, all references in the Incorporated Representations to a "Lender " or the "Lenders" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Representations to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Representations to the "Credit Agreement," or any similar references, shall be deemed to refer to this Credit Agreement, all references in the Incorporated Representations to a "Note" or the "Notes" shall be deemed to refer to one or more of the Notes issued pursuant to Section 2.3 hereof and all references in the Incorporated Representations to a "Loan Document" or the "Loan Documents," or any similar references, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.1 hereof.


SECTION 7

COVENANTS

     7.1  Information Covenants.

     Within five (5) Business Days after any Executive Officer of the Borrower obtains knowledge thereof, the Borrower will give written notice to the Agent of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto.

     7.2  Use of Proceeds.

     The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.8.

     7.3  Incorporated Covenants.

     The Borrower hereby agrees that the affirmative and negative covenants contained in Sections 6 and 7 of the Existing Credit Agreement as in effect as of the date hereof (the "Incorporated Covenants") are hereby incorporated by reference and shall be as binding on the Borrower as if set forth fully


herein. The incorporation by reference to the Existing Credit Agreement of the Incorporated Covenants pursuant to this Section 7.2 shall survive the termination of the Existing Credit Agreement. For purposes of the incorporation of the Incorporated Covenants pursuant to this Section 7.2, all references in the Incorporated Covenants to the "Closing Date" shall be deemed to refer to the Closing Date as such term is defined in the Existing Credit Agreement, all references in the Incorporated Covenants to the "Agent" shall be deemed to refer to the Agent hereunder, all references in the Incorporated Covenants to a "Lender " or the "Lenders" shall be deemed to refer to one or more of the Lenders hereunder, all references in the Incorporated Covenants to the "Required Lenders" shall be deemed to refer to the Required Lenders hereunder, all references in the Incorporated Covenants to the "Credit Agreement," or any similar reference, shall be deemed to refer to this Credit Agreement, all references in the Incorporated Covenants to a "Note" or the "Notes" shall be deemed to refer to one or more of the Notes issued pursuant to Section 2.3 hereof and all references in the Incorporated Covenants to a "Loan Document" or the "Loan Documents," or any similar reference, shall be deemed to refer to one or more of the Loan Documents as defined in Section 1.1 hereof.

SECTION 8

EVENTS OF DEFAULT AND ACCELERATION

     8.1  Events of Default; Acceleration.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a)  Payment.  The Borrower shall

               (i) default in the payment when due of any principal of any of the Loans, or

               (ii) default, and such defaults shall continue for five (5) or more days, in the payment when due of any interest on the Loans, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c) Covenants. The Borrower shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a) or (b) of this Section 8.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Executive Officer of the Borrower becoming aware of such default or notice thereof by the Agent; or

          (d) Other Credit Documents. The Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any); or

          (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower or any of its Subsidiaries; or




          (f) Defaults under Other Indebtedness. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $1,000,000 in the aggregate for the Borrower and its Subsidiaries taken as a whole any of the following shall occur (unless, with respect to any Indebtedness in favor of the seller of a company acquired by the Borrower or any of its Subsidiaries, such occurrence is in connection with a bona fide dispute as to the right of the applicable Person to offset such Indebtedness against indemnification obligations of the holder of such Indebtedness to such Person and such Person shall have made adequate provision (as determined by the Required Lenders in their reasonable discretion) for such Indebtedness on its books of account): (A) the Borrower or any of its Subsidiaries shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (g) Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (h) ERISA. Any of the following events or conditions, if such event or condition reasonably could be expected to involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $1,000,000: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA;
(3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (i) Ownership. Any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other


securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower; provided, however, such occurrence shall not constitute an Event of Default hereunder until a period of 30 days has elapsed from the date of the acquisition by such Person and/or its Affiliates of Voting Stock of the Borrower which gives such Person and/or its Affiliates an aggregate ownership of more than 35% of the Voting Stock of the Borrower; provided further, if such Person and/or its Affiliates have filed a tender offer statement with the Securities and Exchange Commission in connection with such acquisition, the 30 day period referenced above in the foregoing proviso shall commence on the date of the filing with the Securities and Exchange Commission of such tender offer statement.

     8.2  Acceleration; Remedies.

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 10.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions:

     (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

     (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in
Section 8.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.


SECTION 9

THE AGENT

     9.1  Appointment.

     Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions,


responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its respective Affiliates.

     9.2  Delegation of Duties.

     The Agent may execute any of their respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     9.3  Exculpatory Provisions.

     The Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Borrower to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower or any of its respective Affiliates.

     9.4  Reliance on Communications.

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall


have been filed with the Agent in accordance with Section 10.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     9.5  Notice of Default.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     9.6  Non-Reliance on Agent and Other Lenders.

     Each Lender expressly acknowledges that each of the Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or any of its respective Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower or its respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower or any of its respective Affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7  Indemnification.

     The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or


if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     9.8  Agent in its Individual Capacity.

     The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     9.9  Successor Agent.

     The Agent may, at any time, resign upon 20 days' written notice to the Lenders, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.









SECTION 10

MISCELLANEOUS

     10.1 Notices.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 1.1A, or at such other address as such party may specify by written notice to the other parties hereto:






          if to the Borrower:

               Airgas, Inc.
               Five Radnor Corporate Center
               259 Radnor-Chester Road, Suite 100
               Radnor, PA  19087-5240
               Attn: Chief Financial Officer
               Telecopy: (610) 687-1052

          with a copy to:

               McCausland, Keen & Buckman
               259 Radnor-Chester Road, Suite 160
               Radnor, PA  19087-5240
               Attn: Melvin J. Buckman, Esq.
               Telecopy: (610) 341-1099

          if to the Agent:

               NationsBank, N.A.
               NationsBank Corporate Center, 8th Floor
               Charlotte, NC  28255
               Attn: M. Gregory Seaton
               Telecopy: (704) 386-3271

          with a copy to:

               NationsBank, N.A.
               Independence Center, 15th Floor
               NC1-001-15-04
               101 N. Tryon Street
               Charlotte, North Carolina 28255
               Attn:  Lori McIntosh
               Telecopy: (704) 386-9923






     10.2 Right of Set-Off.

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 10.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     10.3 Benefit of Agreement.

     (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interests without prior written consent of all the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

     (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 10.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and the Borrower; provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or, if less, the remaining amount of the Commitment being assigned by such Lender) and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account from and after the effective date specified in the applicable assignment agreement. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment


and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this
Section 10.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or any of its respective Affiliates or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

     (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating or
(B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts

under Sections 3.6, 3.9, 3.10 and 3.11 to the same extent as if it were a Lender provided that it shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation.

     10.4 No Waiver; Remedies Cumulative.

     No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     10.5 Payment of Expenses, Etc.

     The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and (B) of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified). Notwithstanding the foregoing, the Borrower shall not be liable for any costs, expenses or taxes incurred by the Agent or any Lender in connection with any assignment or participation under Section 10.3.


     10.6 Amendments, Waivers and Consents.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender:

          (i)  extend the final maturity of any Loan, or any portion thereof;

          (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or fees hereunder;

          (iii) reduce the principal amount on any Loan or the amount of any accrued interest or Fees, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender);

          (iv) amend, modify or waive any provision of this Section 10.6 or
Section 3.6, 3.10, 3.11, 3.12, 3.13, 8.1(a), 10.2, 10.3, 10.5 or 10.9;

          (v) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders;" or

          (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party.

No provision of Section 10 may be amended without the consent of the Agent.

     10.7 Counterparts.

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     10.8 Headings.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     10.9 Survival.

     All indemnities set forth herein, including, without limitation, in
Section 3.9, 3.11, 9.7 or 10.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.






     10.10     Governing Law; Submission to Jurisdiction; Venue.

     (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to
Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

     (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     10.11     Severability.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     10.12     Entirety.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     10.13     Binding Effect; Termination.

     (a) This Credit Agreement shall become effective at such time on or after the Closing Date and satisfaction of the conditions precedent set forth in Section 5.1 when it shall have been executed by the Borrower and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns.



     (b) The term of this Credit Agreement shall be until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

     10.14     Confidentiality.

     The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf the Borrower (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Borrower; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Borrower to be bound by the terms of this Section 10.14; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section
10.14 shall obligate the Agent or any Lender to return any materials furnished by the Borrower.

     10.15     Conflict.

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

     10.16     Obligations Senior to Subordinated Debt.

     The payment of the Borrower's Obligations hereunder and under the other Credit Documents is senior to the payment of the indebtedness of the Borrower under the Senior Subordinated Note Purchase Agreements and each Note Guaranty (as defined in the Senior Subordinated Note Purchase Agreements) in accordance with the terms thereof.



     [The remainder of this page has been left blank intentionally.]













     IN WITNESS WHEREOF, each of the parties hereto has caused this Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                    AIRGAS, INC.


                    By:  /s/ Thomas C. Deas, Jr.
                         Thomas C. Deas, Jr.
                         Vice President/Finance


                    NATIONSBANK, N.A.,
                         in its individual capacity
                         and as Agent for the Lenders


                    By:  /s/ Rajesh Sood
                         Rajesh Sood
                         Vice President

                                  SCHEDULE 1.1A


                           LENDERS' COMMITMENT LEVELS

                                                  DOLLAR AMOUNT
                                  % OF TOTAL          OF
NAME AND ADDRESS OF LENDER        COMMITMENTS      COMMITMENT
__________________________        ___________     ______________

NationsBank, N.A.                   100%          $125,000,000.00
NationsBank Corporate Center
8th Floor
Charlotte, North Carolina 28255
Attn:  Rajesh Sood
Facsimile No.: (704) 386-3271


                                    _____          _______________
                                    100%           $125,000,000.00

                                  SCHEDULE 2.3

                                PROMISSORY NOTE

$____________________                                         June 30, 1997


          FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________________, a ________________________, in its individual capacity (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of June 30, 1997 among the Borrower, the Agent, the Lender and certain other lenders (as amended from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in lawful money of the United States of America, in immediately available funds, the principal amount of __________________________ ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2 and Section 3.3(c) of the Credit Agreement.

     Upon the occurrence and during the continuance of an Event of Default the then remaining principal amount and accrued but unpaid interest shall bear interest at a per annum rate equal to two percent (2%) plus the rate that would otherwise be payable under Section 2.4 of the Credit Agreement until such principal and interest have been paid in full. Further, in the event that payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower hereunder or under the Credit Agreement.


     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer, all as of the day and year first above written.

                         AIRGAS, INC.

                         By:

                         Title:






                         SCHEDULE A TO THE AIRGAS, INC.
                       PROMISSORY NOTE DATED JUNE 30, 1997


                                                 Unpaid     Name of
        Type                                    Principal   Person
         of     Interest        Payments         Balance    Making
Date    Loan    Period   Principal    Interest   of Note   Notation
____    _____   ______   _________    ________  _________  _________

























































                                 SCHEDULE 4.1(d)

                  FORM OF OPINION OF MCCAUSLAND, KEEN & BUCKMAN


                                  SCHEDULE 6.7

                                  SUBSIDIARIES

                                SCHEDULE 10.3(b)

                        FORM OF ASSIGNMENT AND ACCEPTANCE


     THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, 199_ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

     Reference is made to the Credit Agreement, dated as of June 30, 1997 as amended and modified from time to time thereafter, the "Credit Agreement"), among Airgas, Inc., the Lenders party thereto and NationsBank, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and outstanding Loans of the Assignor on the effective date of the assignment designated below (the "Effective Date"), together with unpaid Fees accrued on the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.3(b) of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests purchased and assumed by the Assignee under this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests sold and assigned by the Assignor under this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

     3.   Terms of Assignment

     (a)  Date of Assignment:

     (b)  Legal Name of Assignor:

     (c)  Legal Name of Assignee:

     (d)  Effective Date of Assignment:

     (e)  Commitment Percentage    Assigned
          (expressed as a percentage set forth
          to at least 8 decimals)                                     %

     (f)  Commitment Percentage
          of Assignee after giving effect
          to this Assignment and Acceptance
          as of the Effective Date
          (set forth to at least 8 decimals)                          %








     (g)  Commitment Percentage
          of Assignor after giving effect
          to this Assignment and Acceptance
          as of the Effective Date
          (set forth to at least 8 decimals)                          %

     (h)  Aggregate Commitments
          as of Effective Date                             $_____________

     (i)  Dollar Amount of Assignor's
          Commitment Percentage
          as of the Effective Date (the amount
          set forth in (h) multiplied by
          the percentage set forth in (g))                 $_____________

     (j)  Dollar Amount of Assignee's
          Commitment Percentage
          as of the Effective Date (the amount
          set forth in (h) multiplied by
          the percentage set forth in (f))                 $_____________

4. This Assignment and Acceptance shall be effective only upon consent of the Borrower and the Agent, if applicable, delivery to the Agent of this Assignment and Acceptance together with the transfer fee payable pursuant to
Section 10.3(b) in connection herewith.

5. This Assignment and Acceptance may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment and Acceptance to produce or account for more than one such counterpart.


The terms set forth above
are hereby agreed to:

____________________, as Assignor

By:_________________________________

Title:______________________________


_____________________, as Assignee

By:_________________________________

Title:______________________________


CONSENTED TO:

NATIONSBANK, N.A.,
as Agent

By:___________________________________

Title:________________________________


AIRGAS, INC.

By:___________________________________

Title:________________________________